Exhibit 23



        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of ALZA Corporation of our report dated February 13,
1998, included in the 1997 Annual Report to Stockholders of ALZA
Corporation.

Our audits also included the consolidated financial statement schedule of ALZA Corporation listed in Item 14(a). This schedule is the responsibility of ALZA's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-53671 and No. 333-02765 and Forms S-8 No. 2-92629, No. 2-97422, No. 33-21810, No. 33-36141,
No. 33-49824, No. 33-51890, and No. 333-21877) and in the related
Prospectuses, of our report dated February 13, 1998 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statement schedule included in this Annual Report (Form 10-K) of ALZA Corporation.


                                                  Ernst & Young LLP


Palo Alto, California
March 27, 1998